Exhibit 99.1
NEWS RELEASE

Broadcom Trade Press Contact Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com	Broadcom Investor Relations Contact T. Peter Andrew Vice President, Corporate Communications 949-926-5663 andrewtp@broadcom.com
Broadcom Reports Second Quarter 2008 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. — July 22, 2008 — Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its second quarter ended June 30, 2008.
Net revenue for the second quarter of 2008 was $1.201 billion, an increase of 16.3% compared with the $1.032 billion reported for the first quarter of 2008 and an increase of 33.7% compared with the $897.9 million reported for the second quarter of 2007. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2008 was $134.8 million, or $.25 per share (diluted), compared with GAAP net income of $74.3 million, or $.14 per share (diluted), for the first quarter of 2008, and GAAP net income of $34.3 million, or $.06 per share (diluted), for the second quarter of 2007.
Net revenue for the six months ended June 30, 2008 was $2.233 billion, an increase of 24.1% from the $1.799 billion reported for the six months ended June 30, 2007. Net income computed in accordance with GAAP for the six months ended June 30, 2008 was $209.1 million, or $.39 per share (diluted), compared with GAAP net income of $95.2 million, or $.16 per share (diluted), for the six months ended June 30, 2007.
Net revenue for the six months ended June 30, 2008 included royalties of $71.2 million received pursuant to a patent license agreement entered into in July 2007. The royalty received in each quarter was $35.6 million.

“Despite continued economic turmoil, demand for Broadcom’s wired and wireless communications products strengthened in the second quarter,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “Our quarterly product revenue, excluding royalties, surpassed the $1.0 billion milestone for the first time in our history in the second quarter, highlighting the growing role that communications plays within our everyday lives at home, at work or while on-the-go. Broadcom excels at integrating multiple forms of communications into a single piece of silicon and is positioned to continue leading this convergence in communications.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its second quarter 2008 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, Tuesday, August 5, 2008.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2007 revenue of $3.78 billion, and holds over 2,800 U.S. and 1,200 foreign patents, more than 7,300 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Cautions regarding Forward Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to our expectations regarding customer orders and future revenue growth and our ability to lead the convergence trends in communications. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to:
•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict;

•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;

•	our dependence on a few significant customers for a substantial portion of our revenue;

•	the gain or loss of a key customer, design win or order;

•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;

•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;

•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;

•	intellectual property disputes and customer indemnification claims and other types of litigation risk;

•	risks and uncertainties resulting from Broadcom’s equity award review, including potential claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that has resulted in, and could result in further civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review, and the extent to which we are able to receive reimbursement of our expenses related to such litigation and actions through our directors’ and officers’ insurance carriers. In the event that the company’s coverage under these policies is reduced or denied, our financial exposure would be correspondingly increased;

•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;

•	the effectiveness of our expense and product cost control and reduction efforts;

•	our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;

•	the quality of our products and any potential remediation costs;

•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;

•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;

•	problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;

•	delays in the adoption and acceptance of industry standards in our target markets;

•	changes in our product or customer mix;

•	the volume of our product sales and pricing concessions on volume sales;

•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification;

•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products;

•	the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; and

•	the level of orders received that can be shipped in a fiscal quarter.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008(a)	2007	2008(a)	2007
Net revenue	$1,200,931	$897,920	$2,233,141	$1,799,401
Cost of revenue	554,596	437,037	1,035,759	877,986

Gross profit	646,335	460,883	1,197,382	921,415
Operating expense:
Research and development	380,035	332,130	735,723	632,940
Selling, general and administrative	142,017	119,859	253,963	248,506
Amortization of purchased intangible assets	184	200	367	529
In-process research and development	—	10,200	10,900	10,500
Restructuring costs (reversal)	(1,000)	—	(1,000)	—
Impairment of other intangible assets	1,900	—	1,900	1,500
Settlement costs	—	—	15,810	—

Income (loss) from operations	123,199	(1,506)	179,719	27,440
Interest income, net	12,428	32,904	32,532	69,912
Other income (expense), net	(191)	642	733	(767)

Income before income taxes	135,436	32,040	212,984	96,585
Provision (benefit) for income taxes	647	(2,216)	3,881	1,338

Net income	$134,789	$34,256	$209,103	$95,247

Net income per share (basic)	$.26	$.06	$.40	$.17

Net income per share (diluted)	$.25	$.06	$.39	$.16

Weighted average shares (basic)	512,875	540,851	521,606	544,356

Weighted average shares (diluted)	529,977	575,115	534,902	580,427

(a)	Includes royalties in the amount of $35.6 million and $71.2 million in the three and six months ended June 30, 2008, respectively, received pursuant to a patent license agreement entered into in July 2007.
     The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cost of revenue	$6,237	$6,861	$11,702	$12,675
Research and development	90,003	90,832	168,709	169,263
Selling, general and administrative	31,268	36,607	60,333	69,233

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating activities
Net income	$134,789	$34,256	$209,103	$95,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,115	15,725	35,364	29,024
Stock-based compensation expense:
Stock options and other awards	57,178	86,053	115,207	165,198
Restricted stock units issued by the company	70,330	48,247	125,537	85,973
Acquisition-related items:
Amortization of purchased intangible assets	4,118	2,766	8,236	6,145
In-process research and development	—	10,200	10,900	10,500
Impairment of intangible assets	1,900	—	1,900	1,500
Loss on strategic investments, net	1,760	11	1,760	2,648
Changes in operating assets and liabilities:
Accounts receivable	(117,396)	(19,280)	(110,815)	3,179
Inventory	(34,944)	9,087	(25,033)	11,470
Prepaid expenses and other assets	25,054	(356)	18,758	(16,646)
Accounts payable	77,815	(10,873)	123,829	10,602
Accrued settlement liabilities	(12,000)	—	(2,000)	(2,000)
Other accrued and long-term liabilities	20,386	(17,359)	(26,573)	293

Net cash provided by operating activities	247,105	158,477	486,173	403,133

Investing activities
Net purchases of property and equipment	(23,405)	(43,415)	(49,067)	(107,379)
Net cash paid for acquisitions and other purchased intangible assets	(9,943)	(30,275)	(29,738)	(77,952)
Sale (purchases) of strategic investments	—	306	(355)	(3,194)
Purchases of marketable securities	(202,272)	(188,164)	(337,466)	(457,096)
Proceeds from sales and maturities of marketable securities	72,415	285,978	220,598	664,132

Net cash provided by (used in) investing activities	(163,205)	24,430	(196,028)	18,511

Financing activities
Repurchases of Class A common stock	(444,131)	(216,226)	(835,863)	(641,288)
Minimum tax withholding paid on behalf of employees for restricted stock units	(13,623)	(12,588)	(25,753)	(36,579)
Proceeds from issuance of common stock, net	78,300	61,625	90,614	142,450

Net cash used in financing activities	(379,454)	(167,189)	(771,002)	(535,417)

Increase (decrease) in cash and cash equivalents	(295,554)	15,718	(480,857)	(113,773)
Cash and cash equivalents at beginning of period	2,001,269	2,028,619	2,186,572	2,158,110

Cash and cash equivalents at end of period	$1,705,715	$2,044,337	$1,705,715	$2,044,337

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	June 30,	March 31,	December 31,
	2008	2008	2007
	(In thousands)
Cash and cash equivalents	$1,705,715	$2,001,269	$2,186,572
Short-term marketable securities	228,418	90,033	141,728
Long-term marketable securities	105,513	114,456	75,352

Total cash, cash equivalents and marketable securities	$2,039,646	$2,205,758	$2,403,652

Decrease from prior quarter end	$(166,112)

Decrease from prior year end	$(364,006)

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,705,715	$2,186,572
Short-term marketable securities	228,418	141,728
Accounts receivable, net	479,832	369,004
Inventory	256,346	231,313
Prepaid expenses and other current assets	89,815	125,663

Total current assets	2,760,126	3,054,280
Property and equipment, net	252,890	241,803
Long-term marketable securities	105,513	75,352
Goodwill	1,386,642	1,376,721
Purchased intangible assets, net	38,371	46,607
Other assets	56,812	43,430

Total assets	$4,600,354	$4,838,193

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$435,082	$313,621
Wages and related benefits	124,276	147,853
Deferred revenue	7,514	15,864
Accrued liabilities	259,617	253,226

Total current liabilities	826,489	730,564
Commitments and contingencies
Long-term deferred revenue	5,878	8,108
Other long-term liabilities	64,217	63,373
Shareholders’ equity	3,703,770	4,036,148

Total liabilities and shareholders’ equity	$4,600,354	$4,838,193

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)
     The following table presents details of supplementary financial data included in each functional line item in the unaudited condensed consolidated statements of income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cost of revenue:
Stock-based compensation	$6,237	$6,861	$11,702	$12,675
Amortization of purchased intangible assets	3,934	2,566	7,869	5,616

Research and development:
Stock-based compensation	90,003	90,832	168,709	169,263

Selling, general and administrative:
Stock-based compensation	31,268	36,607	60,333	69,233
Recovery of legal fees related to certain litigation	—	—	(8,569)	—

Other operating expense:
Amortization of purchased intangible assets	184	200	367	529
In-process research and development (1)	—	10,200	10,900	10,500
Impairment of intangible assets	1,900	—	1,900	1,500
Settlement costs (2)	—	—	15,810	—
Restructuring costs (reversal)	(1,000)	—	(1,000)	—

Other:
Employer payroll tax expense on certain stock option exercises	1,169	934	2,099	2,820
Charges related to equity award review	—	(25)	—	3,409
Loss on strategic investments, net	1,760	11	1,760	2,648
Non-operating gains	—	(126)	—	(129)

(1)	Recorded in connection with the company’s acquisition of Sunext Design, Inc. in the six months ended June 30, 2008 and in connection with the company’s acquisition of LVL7 Systems and Octalica, Inc. in the six months ended June 20, 2007.

(2)	Recorded accrued settlement costs included $12.0 million related to Broadcom’s settlement with the Securities and Exchange Commission as well as $3.8 million related to a patent infringement claim in the six months ended June 30, 2008.